UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.            )

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Nexstar Broadcasting Group, Inc.

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NEXSTAR BROADCASTING GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 28, 2009

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Nexstar Broadcasting Group, Inc. will be held at the office building where Nexstar Broadcasting Group, Inc. is headquartered, located at 5215 N. O’ Connor Blvd., The Towers at Williams Square, Central Tower, 26th Floor, La Cima Club, Belvedere Room, Irving, Texas 75039, on Thursday, May 28, 2009 at 9:00 a.m., Central Daylight Time, for the following purposes:

1.	To elect a Board of Directors to serve for the ensuing year and until their successors are duly elected and qualified.

2.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

3.	To consider and act upon such other business and matters or proposals as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

Nexstar is mailing this proxy statement and the related proxy on or about May 6, 2009 to its stockholders of record on April 24, 2009. Only stockholders of record at that time are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at the Annual Meeting and for ten days prior to the Annual Meeting during ordinary business hours at 5215 N. O’Connor Blvd., Suite 1400, Irving, Texas 75039.

By Order of the Board of Directors

/s/ Shirley E. Green

Shirley E. Green
Secretary

April 30, 2009

IF YOU DO NOT EXPECT TO BE PRESENT AT THIS MEETING AND WISH YOUR SHARES OF COMMON STOCK TO BE VOTED, YOU ARE REQUESTED TO SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE.

IMPORTANTE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 28, 2009:

The proxy statement and the Company’s 2008 annual report on Form 10-K are available at www. http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=13194

NEXSTAR BROADCASTING GROUP, INC.

5215 N. O’Connor Blvd., Suite 1400

Irving, Texas 75039

PROXY STATEMENT

Annual Meeting of Stockholders

May 28, 2009

This proxy statement is furnished in connection with the solicitation by and on behalf of the board of directors of Nexstar Broadcasting Group, Inc. (“Board of Directors”), a Delaware corporation (“Nexstar” or the “Company”), of proxies for use at Nexstar’s Annual Meeting of Stockholders to be held, pursuant to the accompanying Notice of Annual Meeting, on Thursday, May 28, 2009 at 9:00 a.m., Central Daylight Time, and at any adjournment or adjournments thereof (the “Annual Meeting”). Actions will be taken at the Annual Meeting to (1) elect a Board of Directors to serve until the next Annual Meeting of Stockholders; (2) ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009, and (3) transact any other business which may properly come before the meeting.

Shares of Nexstar common stock, par value $0.01, (“Common Stock”), represented by a properly executed proxy that is received by Nexstar prior to the Annual Meeting, will, unless revoked, be voted as directed in the proxy. If a proxy is signed and returned, but does not specify how the shares represented by the proxy are to be voted, the proxy will be voted (i) FOR the election of the nominees named therein, (ii) FOR PricewaterhouseCoopers LLP as Nexstar’s independent registered public accounting firm in 2009, (iii) in such manner as the persons named in your proxy card shall decide on any other matters that may properly come before the Annual Meeting.

This Proxy Statement, the accompanying notice and the enclosed proxy card are first being mailed to stockholders on or about May 6, 2009.

Nexstar’s principal mailing address is 5215 N. O’Connor Blvd., Suite 1400, Irving, TX 75039.

ANNUAL REPORT AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Nexstar’s Annual Report to Stockholders for the fiscal year ended December 31, 2008, including Nexstar’s financial statements and management’s assessment of the effectiveness of internal controls and PricewaterhouseCoopers LLP’s report on the financial statements is being mailed with this proxy statement to each of Nexstar’s stockholders of record on April 24, 2009. Exhibits will be provided at no charge to any stockholder upon written request to Nexstar Broadcasting Group, Inc., attention: Matt Devine, Chief Financial Officer. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

VOTING SECURITIES

Stockholders of record on April 24, 2009 may vote at the Annual Meeting. On that date, there were 15,013,839 shares of Class A Common Stock, 13,411,588 shares of Class B Common Stock and no shares of Class C Common Stock outstanding. Holders of our Class A Common Stock and our Class B Common Stock will generally vote together as a single class on all matters submitted to a vote of our stockholders. The holders of Class A Common Stock are entitled to one vote per share and the holders of Class B Common Stock are entitled to 10 votes per share. Holders of our Class C Common Stock have no voting rights. If a quorum is present at the Annual Meeting, the directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares entitled to vote. Votes may be cast in favor of a nominee for director or withheld. Votes that are withheld or broker non-votes will have no effect on the outcome of the election of directors. (Broker non-votes occur when brokers or nominees holding stock in “street name” indicate on proxies that they do not have discretionary authority to vote the shares on a particular matter.)

Stockholders of record may vote their proxies by signing, dating and returning the enclosed Proxy Card. If no instructions are indicated, the shares represented by such proxy will be voted according to the recommendations of our Board of Directors. Each proxy that is properly received by Nexstar prior to the Annual Meeting will, unless revoked, be voted in accordance with the instructions given on such proxy. Any stockholder giving a proxy prior to the Annual Meeting has the power to revoke it at any time before it is exercised by a written revocation received by the Secretary of Nexstar or by executing and returning a proxy bearing a later date. Any stockholder of record attending the Annual Meeting may vote in person, whether or not a proxy has been previously given, but the mere presence of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy. In addition, stockholders whose shares of Common Stock are not registered in their own name will need to obtain a legal proxy from the record holder of such shares to vote in person at the Annual Meeting.

VOTE NECESSARY TO APPROVE PROPOSALS

•	Proposal 1: Election of Directors

The election of directors requires a plurality of the votes cast, and votes may be cast in favor of the nominees or withheld. A plurality means that the nominee receiving the most votes for election to a director position is elected to that position. Votes that are withheld and broker non-votes will be excluded entirely from the vote to elect directors and have no effect.

•	Proposal 2: Ratification of the Selection of Independent Registered Public Accounting Firm

The ratification of the selection of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the meeting. Votes may be cast for or against such ratification. Stockholders may also abstain from voting. Abstentions will count in the tabulations of votes cast on this proposal, while broker non-votes are not counted as votes cast or shares voting on such matter and will have no effect on the voting on such matter.

DIRECTORS AND NOMINEES FOR DIRECTORS

PROPOSAL 1 – ELECTION OF DIRECTORS

At this Annual Meeting of stockholders, directors will be elected to hold office until the next meeting of stockholders for such purpose. The Company’s By-laws provide that the number of directors shall be fixed by resolution of the Board of Directors. The Board of Directors has fixed the number of directors at ten. The persons named in the enclosed proxy will vote to elect as directors the nominees named below, unless the proxy is marked otherwise. If a stockholder returns a proxy without contrary instructions, the persons named as proxies therein will vote to elect as directors the nominees named below.

The Board of Directors recommends a vote FOR the selection of Mr. Sook, Mr. Battaglia, Mr. Brooks, Mr. Grossman, Mr. Stone, Mr. Yudkoff, Mr. Armstrong, Mr. Donovan, Mr. Pompadur and Ms. McNabb to the Board of Directors.

Name and Age	Principal Occupation and Business Experience

Perry A. Sook, 51	Mr. Sook has served as Chairman of our Board of Directors, President and Chief Executive Officer and as a Director since our inception in 1996. From 1991 to 1996, Mr. Sook was a principal of Superior Communications Group, Inc. Mr. Sook currently serves as a director of the Television Bureau of Advertising and serves as trustee for the Ohio University Foundation.

Blake R. Battaglia, 36	Mr. Battaglia has served as a Director since April 2002. Mr. Battaglia is a Principal at ABRY Broadcast Partners, LLC (“ABRY”), the Company’s largest stockholder, which he joined in 1998. Prior to joining ABRY, Mr. Battaglia was an investment banker at Morgan Stanley & Co. Mr. Battaglia currently serves as a director of Atlantic Broadband, LLC, Cast & Crew Entertainment Services, LLC and Hometown Broadband, LLC.

Erik Brooks, 42	Mr. Brooks has served as a Director since March 2002. Mr. Brooks is a Partner at ABRY, the Company’s largest stockholder, which he joined in 1999. Prior to joining ABRY, Mr. Brooks was a Vice President at NCH Capital, a private equity investment fund, from 1995 to 1999. Mr. Brooks currently serves as a director of Monitronics International, Inc., KidzCo LLC, Music Resorts, Inc., Healthport Incorporated and Proquest, Inc.

Jay M. Grossman, 49	Mr. Grossman has served as a Director since 1997 and was our Vice President and Assistant Secretary from 1997 until March 2002. Mr. Grossman is a Managing Partner of ABRY, the Company’s largest stockholder, which he joined in 1996. Prior to joining ABRY, Mr. Grossman was an investment banker specializing in media and entertainment at Kidder Peabody and at Prudential Securities. Mr. Grossman currently serves as a director (or the equivalent) of several private companies including Consolidated Theaters LLC, Country Road Communications LLC, Monitronics International, Inc., Caprock Communications, LLC, Atlantic Broadband, LLC, Hometown Cable Plus, Cyrus One, Executive Health Resource, Inc. and Healthport Incorporated.

Name and Age	Principal Occupation and Business Experience

Brent Stone, 32	Mr. Stone has served as a Director since March 2005. Mr. Stone is a Principal at ABRY, the Company’s largest stockholder, and has been with the firm since January 2002. Prior to joining ABRY, Mr. Stone was a member of the Investment Banking Department of Credit Suisse First Boston, formerly Donaldson, Lufkin and Jenrette, from 2000 to 2002. From 1999 to 2000, Mr. Stone was an Analyst in the Syndicated Finance Group of Chase Securities. Mr. Stone currently serves as a director (or the equivalent) of several private companies, including ProQuest, KidzCo LLC, Monitronics International, Inc. and Legendary Pictures, LLC.

Royce Yudkoff, 53	Mr. Yudkoff has served as a Director since 1997 and was our Vice President and Assistant Secretary from 1997 until March 2002. Since 1989, Mr. Yudkoff has served as the President and Managing Partner of ABRY, the Company’s largest stockholder. Prior to joining ABRY, Mr. Yudkoff was affiliated with Bain & Company, serving as a Partner from 1985 to 1988. Mr. Yudkoff currently serves as a director (or the equivalent) of several companies, including U.S.A. Mobility, Inc., Muzak Holdings LLC, Talent Partners and Cast & Crew Entertainment Services, LLC.

Geoff Armstrong, 51	Mr. Armstrong has served as a Director since November 2003. Mr. Armstrong is Chief Executive Officer of 310 Partners, a private investment firm. From March 1999 through September 2000, Mr. Armstrong was the Chief Financial Officer of AMFM, Inc., which was publicly traded on the New York Stock Exchange until it was purchased by Clear Channel Communications in September 2000. From June 1998 to February 1999, Mr. Armstrong was Chief Operating Officer and a director of Capstar Broadcasting Corporation, which merged with AMFM, Inc. in July 1999. Mr. Armstrong was a founder of SFX Broadcasting, which went public in 1993, and subsequently served as Chief Financial Officer, Chief Operating Officer and a director until the company was sold in 1998 to AMFM. Mr. Armstrong has served as a director and the chairman of the audit committee of Radio One, Inc. since June 2001 and May 2002, respectively.

Michael Donovan, 68	Mr. Donovan has served as a Director since November 2003. Mr. Donovan is the founder and majority stockholder of Donovan Data Systems Inc., a privately held supplier of computer services to the advertising and media industries. Mr. Donovan has served as Chairman and Chief Executive Officer of Donovan Data Systems Inc. since 1967. Mr. Donovan currently serves as a director of the Statue of Liberty/Ellis Island Foundation and is on the board of advisors of the Yale Divinity School’s “Center for Faith and Culture.”

I. Martin Pompadur, 73	Mr. Pompadur has served as a Director since November 2003. In June 1998, Mr. Pompadur joined News Corporation as Executive Vice President of News Corporation, President of News Corporation Eastern and Central Europe and a member of News Corporation’s Executive Management Committee. In January 2000, Mr. Pompadur was appointed Chairman of News Corp Europe. Mr. Pompadur resigned from News Corporation in November 2008. He currently is an advisor to several companies including News Corporation. Prior to joining News Corporation, Mr. Pompadur was President of RP Media Management and held executive positions at several other media companies. Mr. Pompadur currently serves as a director of RP Coffee Ventures and Sky Italia.

Name and Age	Principal Occupation and Business Experience

Lisbeth McNabb, 48	Ms. McNabb has served as a Director since May 2006. In May 2007, Ms. McNabb founded w2wlink.com, a professional women’s online membership community. Ms. McNabb is the former Chief Financial Officer of Match.com, an online personal service company, where she was employed from March 2005 through 2006. Prior to joining Match.com, Ms. McNabb served as Senior Vice President of Finance and Planning for Sodexho Marriott, an on-site food service and facilities management company, from 2000 to 2005, as Director of Business Planning for Frito-Lay from 1995 to 2000 and, previous to that, held finance leadership roles with American Airlines and JP Morgan Chase. Ms. McNabb is currently on the board of the Dallas Chapter of Financial Executives International, a national organization for chief financial officers and finance executives, on the advisory boards of American Airlines and Southern Methodist University for women segment business strategies, and an advisory board member to several digital and online companies.

PROPOSAL 2 – RATIFICATION OF THE SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to ratification by the stockholders, the Audit Committee of our Board of Directors has selected the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1997. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm, the selection of such independent registered public accounting firm will be reconsidered by the Audit Committee.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

The Board of Directors believes that the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2009 is in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR this proposal.

CORPORATE GOVERNANCE

Committees of the Board of Directors

The Board of Directors currently has the following three standing committees: the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee.

Compensation Committee

The Compensation Committee consists of Messrs. Grossman, Armstrong and Yudkoff. The Compensation Committee met three times during 2008.

The Compensation Committee makes all decisions about the compensation of the Chief Executive Officer and also has the authority to review and approve the compensation for the Company’s other executive officers. The primary objectives of the Compensation Committee in determining total compensation (both salary and incentives) of the Company’s executive officers, including the Chief Executive Officer, are (i) to enable the Company to attract and retain highly qualified executives by providing total compensation opportunities with a combination of elements which are at or above competitive opportunities, (ii) to tie executive compensation to the Company’s general performance and specific attainment of long-term strategic goals, and (iii) to provide a long-term incentive for future performance that aligns stockholder interests and executive rewards.

The purpose of the Compensation Committee is to establish compensation policies for Directors and executive officers of Nexstar, approve employment agreements with executive officers of Nexstar, administer Nexstar’s stock option plans and approve grants under the plans and make recommendations regarding any other incentive compensation or equity-based plans. The Compensation Committee operates under a written charter adopted by the Board of Directors in January 2004. A copy of such charter is available through our web site at www.nexstar.tv. For more information regarding the Compensation Committee, please refer to the “Compensation Committee Report” in this Proxy Statement.

Audit Committee

The Audit Committee consists of Messrs. Armstrong and Pompadur and Ms. McNabb. The Audit Committee met nine times during 2008. The purpose of the Audit Committee is to oversee the quality and integrity of Nexstar’s accounting, internal auditing and financial reporting practices, to perform such other duties as may be required by the Board of Directors, and to oversee Nexstar’s relationship with its independent registered public accounting firm. The members of the Audit Committee are “independent” as that term is defined in the NASDAQ Stock Market Marketplace rules. The Board of Directors has determined that Mr. Armstrong, who served as Chair of the Audit Committee in 2008, is an “audit committee financial expert” in accordance with the applicable rules and regulations of the Securities and Exchange Commission. Effective for 2009, the Board has appointed Ms. McNabb as Chair of the Audit Committee and has determined that she is an “audit committee financial expert”. The Audit Committee operates under a written charter adopted by the Board of Directors in January 2004. A copy of such charter is available through our web site at www.nexstar.tv. For more information regarding the Audit Committee, please refer to the “Audit Committee Report” in this Proxy Statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Messrs. Armstrong, Donovan and Pompadur. The Nominating and Corporate Governance Committee did not meet during 2008. The members of the committee are “independent” as defined in the marketplace rules which govern NASDAQ Stock Market. The purpose of the Nominating and Corporate Governance Committee is to identify individuals qualified to serve on Nexstar’s Board of Directors, recommend persons to be nominated by the Board of Directors for election as directors at the annual meeting of stockholders, recommend nominees for any committee of the Board of Directors, develop and recommend to the Board of Directors a set of corporate governance principles applicable to Nexstar and to oversee the evaluation of the Board of Directors and its committees. The Nominating and

Corporate Governance Committee operates under a written charter adopted by the Board of Directors in January 2004. A copy of such charter is available through our web site at www.nexstar.tv. Our Nominating and Corporate Governance Committee will consider nominees for the Board of Directors (see “Stockholder Proposals for the 2010 Annual Meeting” under “Other Information” in this Proxy Statement).

Additional Information Concerning the Board of Directors

During 2008, the full Board of Directors met three times. During 2008, each director attended at least 75% of the meetings of the Board of Directors and committees of the Board of Directors on which they serve, except for Messrs. Battaglia, Stone and Donovan who each attended two of the three full board meetings or 67%.

Because fewer than ten non-management stockholders attended our 2008 Annual Meeting of Stockholders in person, the Board of Directors has not adopted a formal policy with regard to director attendance at the annual meeting of stockholders. Mr. Sook attended the 2008 Annual Meeting of Stockholders.

The Board of Directors has not adopted a nominating policy to be used for identifying and evaluating nominees for director, including director candidates recommended by stockholders, and has not established any specific minimum qualifications that director nominees must possess. Instead, the Nominating and Corporate Governance Committee plans to determine the qualifications and skills required to fill a vacancy to complement the existing qualifications and skills, as a vacancy arises in the Board of Directors. However, if it is determined that a nominating policy would be beneficial to Nexstar, the Board of Directors may in the future adopt a nominating policy.

Nexstar is a “controlled company” in accordance with rules and regulations of the NASDAQ Stock Market, because ABRY Partners, LLC, through its affiliated funds, controls a majority of the outstanding voting stock. As a result, we are not required to maintain a majority of independent directors on our Board of Directors or to have the compensation of our executive officers and the nomination of directors be determined by independent directors.

Code of Ethics

The Board of Directors adopted a Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, the other executive officers and directors, and persons performing similar functions. The purpose of the Code of Ethics is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by Nexstar Broadcasting Group, Inc. and its subsidiaries, and to promote compliance with all applicable rules and regulations that apply to Nexstar Broadcasting Group, Inc. and its subsidiaries and their respective officers and directors. The Code of Ethics was attached as an exhibit to Nexstar’s Annual Report for the year ended December 31, 2003 on Form 10-K filed with the Securities and Exchange Commission on February 27, 2004.

Compensation Committee Interlocks and Insider Participation

None of our directors or executive officers served, and we anticipate that no member of our Board of Directors or executive officers will serve, as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board of Directors.

COMPENSATION OF DIRECTORS

Overview of Compensation and Procedures

Nexstar employees do not receive compensation for services as directors, and ABRY nominees have historically agreed that they would not receive compensation for their Nexstar Board services including for 2009. Accordingly, Messrs. Sook, Battaglia, Brooks, Grossman, Stone and Yudkoff serve on the Board of Directors without additional compensation. Messrs. Donovan, Armstrong and Pompadur and Ms. McNabb each received an annual retainer of $15,000 for 2008, plus $1,500 for each in-person meeting that they attended and $750 for each telephonic meeting that they attended of the Board of Directors or committee thereof of which they are a member. Effective March 2009, Ms. McNabb was appointed Chair of the Audit Committee. Upon Ms. McNabb’s appointment, the Board of Directors passed a resolution that beginning with 2009, the annual retainer for Ms. McNabb will be increased to $25,000. In addition, members of the Board of Directors are reimbursed for expenses they incur in attending meetings. There were no awards of stock options to any director during 2008.

Directors hold office until the next meeting of the stockholders of Nexstar for the election of directors and until their successors are elected and qualified. There are no family relationships among directors or executive officers of Nexstar.

2008 DIRECTOR COMPENSATION TABLE

The following table sets forth information concerning compensation to each of our directors (excluding the Named Executive Officer who is also a director disclosed in the Summary Compensation Table) during the fiscal year ended December 31, 2008:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (2)	Total ($)
Geoff Armstrong	$25,500	—	$33,513	—	—	$2,567	$61,580
Michael Donovan	19,500	—	33,513	—	—	—	53,013
I. Martin Pompadur	26,250	—	33,513	—	—	2,164	61,927
Lisbeth McNabb(3)	25,500	—	13,935	—	—	4,519	43,954

(1)

Represents the amount recognized as compensation expense in the Company’s financial statements in accordance with SFAS No. 123(R) with respect to all stock options awarded to our directors without regard to estimated forfeitures. See the notes to the Company’s consolidated financial statements in our 2008 Annual Report on Form 10-K for discussion of the assumptions made in the valuation of these awards. The amount recognized for financial statement reporting purposes is recognized ratably over the vesting term of the awards. The aggregate option awards outstanding for each person in the table set forth above as of December 31, 2008 are as follows:

Name	Vested	Unvested
Geoff Armstrong	28,000	22,000
Michael Donovan	28,000	22,000
I. Martin Pompadur	28,000	22,000
Lisbeth McNabb	6,000	14,000

Stock options vest at a rate of twenty percent each year until the award is fully vested on the fifth anniversary of the grant date and expire ten years from the date of grant.
(2)	Represents reimbursed travel expenses incurred to attend board of directors meetings.
(3)

Ms. McNabb is the Chief Executive Officer and founder of w2wlink.com, an internet company targeted to professional women with content and online networking. Given her expertise in the area, Ms. McNabb reviewed and discussed the Company’s new media initiative with the Company in consultation with a third party consultant. In connection therewith, Ms. McNabb received a payment on behalf of w2wlink.com for approximately $8,000 in 2008 which amount is not included in the table. Pursuant to an understanding with the Company, a portion of such amount was paid to the third party consultant. Ms. McNabb has agreed to remit any portion of such payment not paid to the third party back to the Company.

EXECUTIVE OFFICERS

The current executive officers of the Company are:

Name	Age	Nexstar Position
Perry A. Sook	51	President, Chief Executive Officer and Director
Matthew E. Devine	60	Chief Financial Officer and Executive Vice President
Timothy C. Busch	46	Executive Vice President, Co-Chief Operating Officer
Brian Jones	49	Executive Vice President, Co-Chief Operating Officer
Blake Russell	38	Senior Vice President, Station Operations
Todd Porch	41	Senior Vice President, eMedia
Adrian Giuhat	49	Senior Vice President, Chief Technology Officer
Shirley E. Green	49	Vice President, Controller
Christopher Manson	49	Vice President, News
Richard Stolpe	52	Vice President, Engineering

Perry A. Sook has served as Chairman of our Board of Directors, President and Chief Executive Officer and as a Director since 1996. From 1991 to 1996, Mr. Sook was a principal of Superior Communications Group, Inc. Mr. Sook currently serves as a director of the Television Bureau of Advertising and serves as trustee for the Ohio University Foundation.

Matthew E. Devine has served as our Chief Financial Officer and Executive Vice President since January 2006. Prior to joining Nexstar, Mr. Devine pursued personal interests from 2004 through 2005. Prior to that time, Mr. Devine was the Chief Executive Officer and a director of Digital Generation Systems, Inc. from July 1999 to December 2003. Prior to that time, Mr. Devine served as Chief Financial Officer of Chancellor Media Corporation (which became AMFM Inc.). Prior to Chancellor Media’s formation in 1997, Mr. Devine served as the Chief Financial Officer, Executive Vice President, Treasurer, Secretary and a director of Evergreen Media Corporation, the predecessor company to Chancellor Media.

Timothy C. Busch has served as our Executive Vice President and Co-Chief Operating Officer since May 2008. Mr. Busch served as Senior Vice President and Regional Manager from October 2002 to May 2008. Prior to that time, Mr. Busch served as our Vice President and General Manager at WROC, Rochester, New York from 2000 to October 2002. Prior to joining Nexstar, Mr. Busch served as General Sales Manager and held various other sales management positions at WGRZ, Buffalo, New York from 1993 to 2000.

Brian Jones has served as our Executive Vice President and Co-Chief Operating Officer since May 2008. Mr. Jones served as Senior Vice President and Regional Manager from May 2003 to May 2008. Prior to joining Nexstar, Mr. Jones served as Vice President and General Manager at KTVT and KTXA, Dallas-Fort Worth, Texas from 1995 to 2003

Blake Russell has served as our Senior Vice-President of Station Operations since November 2008. Prior to that, he served as VP Marketing and Operations since October 2007. Before that, Mr. Russell served as Vice President and General Manager at KNWA and KFTA, Ft. Smith/Fayetteville, Arkansas from January 2004 to September 2007 and as our Director of Marketing / Operations at KTAL, Shreveport, Louisiana from 2000 to December 2003.

Todd Porch has served as our Senior Vice President, eMedia since July 2008. Prior to joining Nexstar, Mr. Porch served as Senior Director of Yahoo! Inc’s. North American Advertising Operations Organization from 1999 to 2008. Prior to that time, Mr. Porch held various sales and operations leadership roles at Sprint Corporation from 1992 to 1999.

Adrian Giuhat has served as our Senior Vice President and Chief Technology Officer since June 2008. Prior to joining Nexstar, Mr. Giuhat served as Chief Technical Officer of AvantGuard Technologies from 2003 to

2008. Prior to his role at AvantGuard, Mr. Giuhat held various executive and senior technical positions at leading Internet advertising, media delivery and telecomm technology firms.

Shirley E. Green has served as our Vice President, Controller since October 2008. Ms. Green served as Vice President, Finance from February 2001 to October 2008. Prior to that time, Ms. Green served as our Controller from 1997 to 2001. Prior to joining Nexstar, from 1994 to 1997, Ms. Green was Business Manager at KOCB, Oklahoma City, Oklahoma, which was owned by Superior Communications Group, Inc.

Christopher Manson has served as our Vice President, News since May 2006. Prior to that time, Mr. Manson served as our News Director at WMBD, Peoria-Bloomington, Illinois from 2000 to May 2006.

Richard Stolpe has served as our Vice President, Director of Engineering since January 2000. Prior to that time, Mr. Stolpe served as our Chief Engineer from 1998 to 2000. Prior to joining Nexstar, Mr. Stolpe was employed by WYOU, Wilkes Barre-Scranton, Pennsylvania as Chief Engineer from 1996 to 1998.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Nexstar’s Common Stock as of March 31, 2009 by (i) those persons known to Nexstar to be the beneficial owners of more than five percent of the outstanding shares of Common Stock of Nexstar, (ii) each director of Nexstar, (iii) the Named Executive Officers listed in the Summary Compensation Table and (iv) all directors and executive officers of Nexstar as a group. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual had the right to acquire as of March 1, 2009 (60 days after December 31, 2008) through the exercise of any stock option or other right. This information has been furnished by the persons named in the table below or in filings made with the Securities and Exchange Commission. Where the number of shares set forth below includes shares beneficially owned by spouses and minor children, the named persons disclaim any beneficial interest in the shares so included. Unless otherwise indicated, a person’s address is c/o Nexstar Broadcasting Group, Inc., 5215 N. O’Connor Blvd., Suite 1400, Irving, TX 75039.

BENEFICIAL OWNERSHIP TABLE

	Class A Common Stock			Class B Common Stock		Class C Common Stock		Percent of Total
Name of Beneficial Owner	Direct Ownership	Vested Options	Percent	Number	Percent	Number	Percent	Economic Interest	Voting Power
Beneficial Owners of More Than 5%:
ABRY(1)	3,490,883	—	23.3%	13,024,501	97.1%	—	—	58.1%	89.7%
FMR Corp.(2)	1,950,200	—	13.0%	—	—	—	—	6.9%	1.3%
Neuberger Berman, LLC(3)	1,995,500	—	13.3%	—	—	—	—	7.0%	1.3%
Renaissance Technologies LLC(4)	866,800	—	5.8%	—	—	—	—	3.0%	0.6%
Current Directors and Nominees:
Royce Yudkoff(5)(6)	3,490,883	—	23.3%	13,024,501	97.1%	—	—	58.1%	89.7%
Perry A. Sook(7)	363,119	900,000	8.4%	387,087	2.9%	––	––	5.8%	3.4%
Blake R. Battaglia(6)	—	—	—	—	—	—	—	—	—
Erik Brooks(6)	30,500	—	0.2%	—	—	—	—	0.1%	0.0%
Jay M. Grossman(6)	100,000	—	0.7%	—	—	—	—	0.4%	0.1%
Brent Stone(6)	—	—	—	—	—	—	—	—	—
Geoff Armstrong	—	28,000	0.2%	—	—	—	—	0.1%	0.0%
Michael Donovan	6,700	28,000	0.2%	—	—	—	—	0.1%	0.0%
I. Martin Pompadur	—	28,000	0.2%	—	—	—	—	0.1%	0.0%
Lisbeth McNabb	—	6,000	0.0%	—	—	—	—	0.0%	0.0%
Current Named Executive Officers:
Matthew E. Devine	227,500	222,000	3.0%	—	—	—	—	1.6%	0.3%
Brian Jones	10,500	101,000	0.7%	—	—	—	—	0.4%	0.1%
Timothy C. Busch	25,214	98,000	0.8%	—	—	—	—	0.4%	0.1%
Shirley E. Green	18,497	53,000	0.5%	—	—	—	—	0.3%	0.0%
All current directors and executive officers as a group (18 persons)	4,324,868	1,559,000	39.2%	13,411,588	100.0%	—	—	67.9%	93.9%

(1)

Represents 7,147,964 shares of Class B Common Stock owned by ABRY Broadcast Partners II, L.P.; and 3,490,883 shares of Class A Common Stock and 5,876,537 shares of Class B Common Stock owned by ABRY Broadcast Partners III, L.P., which are affiliates of ABRY Broadcast Partners, LLC. The address of ABRY is 111 Huntington Avenue, 30th Floor, Boston, MA 02199.

(2)	The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109.
(3)	The address of Neuberger Berman, LLC is 605 Third Avenue, New York, NY 10158.
(4)	The address of Renaissance Technologies LLC is 800 Third Avenue, New York, NY 10022.
(5)

Mr. Yudkoff is the sole trustee of ABRY Holdings III, Co., which is the sole member of ABRY Holdings III LLC, which is the sole general partner of ABRY Equity Investors, L.P., the sole general partner of ABRY Broadcast Partners III, L.P. Mr. Yudkoff is also the trustee of ABRY Holdings Co., which is the sole member of ABRY Holdings LLC, which is the sole general partner of ABRY Capital, L.P., which is the sole general partner of ABRY Broadcast Partners II, L.P.

(6)	The address of Mr. Yudkoff, Mr. Battaglia, Mr. Brooks, Mr. Grossman and Mr. Stone is the address of ABRY.
(7)	Represents shares owned by PS Sook Ltd., of which Mr. Sook and his spouse are the beneficial owners.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such equity securities of Nexstar. Executive officers, directors and greater than ten percent beneficial owners are required to furnish Nexstar with copies of all Section 16(a) forms they file.

Based on our records and review of the copies of Section 16(a) reports furnished to us during the fiscal year ended December 31, 2008, we believe all Section 16(a) filing requirements applicable to Nexstar’s executive officers, directors and greater than ten percent beneficial owners were timely satisfied, except as described below:

•	On November 17, 2008, Erik Brooks purchased Class A Common Stock. Due to an inadvertent administrative error, his Form 4 filing was late.

•	Effective July 14, 2008, Todd Porch was hired as Senior Vice President, eMedia and was granted stock options. Due to an inadvertent administrative error, his Form 3 filing was late.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors (the “Compensation Committee”) establishes compensation policies for the directors and executive officers of the Company, approves employment agreements with executive officers of the Company, administers the Company’s stock option plans and approves grants under the stock option plans and makes recommendations regarding any other incentive compensation or equity-based plans.

In performing its oversight responsibilities of the design and functioning of the Company’s executive and director compensation program, the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for the year ended December 31, 2008 with the management of the Company. Based on this review and discussion, the Compensation Committee has recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the 2009 Annual Meeting of Stockholders.

Respectfully submitted,

Royce Yudkoff, Chair

Jay M. Grossman

Geoff Armstrong

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

In this Compensation Discussion and Analysis (“CD&A”), we provide a detailed discussion and analysis of our compensation program and policies and the critical factors that are considered in making compensation decisions.

Throughout this Proxy Statement, the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2008, along with the other three most highly-compensated executive officers, are collectively referred to as the “Named Executive Officers.”

Overview and Role of Compensation Committee

The Compensation Committee of the Board of Directors (the “Compensation Committee”) establishes compensation policies for the directors and executive officers of Nexstar, including the Named Executive Officers. The Compensation Committee approves the employment agreements with the executive officers of Nexstar, administers Nexstar’s stock option plans, approves grants under such plans and makes recommendations regarding other incentive compensation or equity-based plans provided to the Named Executive Officers and other executive officers.

Compensation Philosophy and Objectives

The Company’s executive compensation program has been developed to incorporate a compensation philosophy consistent with the following primary objectives:

•

Attract and retain talented and highly qualified executives in the competitive television broadcasting industry by providing a total compensation package that includes a combination of elements which are at or above competitive opportunities;

•	Tie executive compensation, both annual and long-term elements, to the Company’s overall performance and specific attainment of long-term strategic goals;

•	Provide executives with long-term incentive for future performance that aligns with stockholder interests and maximizes stockholders value over the long-term; and

•	Set executive compensation at responsible levels to promote fairness and equity among all employees within our organization.

Defining the Market—Benchmarking

We have not engaged a compensation consultant to review our policies and procedures concerning executive compensation. Our Chief Executive Officer conducts an annual benchmark review of the aggregate level of our executive compensation, as well as the mix of elements within our executive compensation program. This benchmarking review encompasses analyzing proxy information of approximately 15 multi-media companies that have a broadcast component (“peer group”), as disclosed in their most recent proxy information filing with the Securities and Exchange Commission. The peer group is primarily comprised of the companies in the table below:

Acme	Gray	News Corp
Belo Corp	Hearst-Argyle	Scripps
CBS CI. B	Journal Communications	Sinclair
Fisher	LIN TV	Washington Post
Gannett	Meredith	Young

This review provides a foundation for ensuring that our executive compensation levels remain competitive in relation to this peer group and is generally refreshed prior to the hiring or replacement of an executive officer or when an existing officer’s employment contract is renewed. One of the primary objectives of the Company’s executive compensation program is to provide compensation near the median market pay level based on our benchmarking review of peer group companies, when warranted by Company results and individual contribution. We believe that such benchmarking is useful because we recognize that our compensation practices must be competitive in the television broadcasting industry. By targeting Named Executive Officer compensation to the compensation practices of the Company’s peer group, the Company enhances its ability to attract and retain talented and highly qualified executives, which is fundamental to the Company’s growth and delivery of value to its stockholders. In addition, peer group information is one of the many factors we consider in assessing the reasonableness of compensation of our Named Executive Officers.

Elements of Compensation

The principal elements of the Company’s executive compensation consist of the following:

•	Base Salary

•	Annual Cash Bonuses

•	Stock Options

•	Other Stock-Based Compensation

•	Perquisites and Other Compensation

•	Health Benefits

•	Severance Benefits and Change in Control Provisions

Base Salary

The annual base salary of the Company’s Named Executive Officers is established by individual employment agreements (see “Employment Agreements” in this Proxy Statement). The purpose of the base salary is to provide each Named Executive Officer with a set amount of cash compensation that is not variable in nature and that is generally competitive with market practices. The base salary is established based on the scope of the executive’s responsibilities, taking into account competitive market compensation paid by peer group companies for similar positions. Generally, we target the executives’ base salaries near the median market pay level of our benchmarking review of peer group companies. Under each employment agreement, base salaries are increased on an annual basis. Annual salary increases for the Named Executive Officers are generally consistent, on a percentage basis, with those received by non-executive employees. See the “Employment Agreements” section of this Proxy Statement for a discussion of any changes to the employment agreements of Named Executive Officers in 2008 and the effect they had on base salaries.

Annual Cash Bonuses

Under the terms of their employment agreements, each Named Executive Officer is eligible to earn a targeted annual cash bonus up to an amount equal to a specified percentage of such executive’s salary. For the Chief Executive Officer, Chief Financial Officer and the two Co-Chief Operating Officers, their annual cash bonus is targeted to be approximately 50% of their annual base salary. For the Controller, the target annual cash bonus is 20% of annual base salary. The overall performance of the Company determines what percentage, if any, of the target bonus will be paid out, with net revenues and EBITDA as the primary performance measures. If the Company attains the annually budgeted amounts for net revenue and EBITDA, then it is likely that 100% of the targeted bonus will be paid. However, the Chief Executive Officer, with the approval of the Compensation Committee, may increase the annual bonus paid to our other Named Executive Officers, and the Compensation

Committee may increase the annual bonus paid to our Chief Executive Officer. Likewise, if the Company does not achieve its performance benchmarks, then an amount less than the full bonus may be paid. However, the Company does not utilize defined formulas to determine what percentage of the target bonuses will be paid to its executive officers, including its Named Executive Officers. Ultimately, the payment of cash bonuses is made on a discretionary basis and is determined based on an evaluation of each executive’s individual contribution to the overall performance of the Company.

Historically, when determining the amount of bonus and incentive compensation to be paid to executive officers, the Compensation Committee reviews and considers the following information:

•	Evaluations of each of the Named Executive Officers, as well as feedback from the full Board of Directors, regarding each Named Executive Officer’s performance;

•

The Chief Executive Officer’s review and evaluation of each of the other Named Executive Officers, addressing individual performance and the results of operations of the business areas and departments for which such executive had responsibility, which the Compensation Committee discusses with the Chief Executive Officer;

•	The financial performance of the Company, including (i) the stock price of the Company and (ii) revenue growth of the Company; and

•	Total proposed compensation, as well as each element of proposed compensation, taking into account the recommendations of the Chief Executive Officer.

For 2008, no performance bonuses were paid to any of the Named Executive Officers (see the “Employment Agreements” section of this Proxy Statement for discussion of the signing bonus paid to Perry Sook, our Chief Executive Officer). The decision by the Compensation Committee to not pay any performance bonuses for 2008 was primarily due to the economic slowdown and the resulting negative impact on television advertising spending, which caused the Company to miss its performance targets and an overall sensitivity to the current recession. For fiscal years 2006 and 2007, evaluations of the Named Executive Officers occurred during the first quarter of 2007 and the first quarter of 2008, respectively.

Stock Options and Other Stock-Based Compensation

The Company believes that the granting of stock options is the most appropriate form of long-term compensation since it provides incentive to promote the long-term success of the Company in line with stockholders’ interest. The Company’s stock option plans are intended to motivate and reward the executive officers and to retain their continued services while providing long-term incentive opportunities including the participation in the long-term appreciation of our common stock value.

The number of stock options awarded to an executive officer during a given year is discretionary and is determined by the Compensation Committee, based on the contribution of the individual to the Company’s attainment of annual goals, including net revenue and EBITDA. Just as with cash bonuses, there is no defined formula for how many options will be awarded to a Named Executive Officer.

In 2008, no options were granted primarily due to the Company not achieving its performance targets and the decrease in the value of the Company’s common stock and the desire by the Compensation Committee to conserve the number of shares available under our equity plans for future issuances. During 2006 and 2007, the granting of stock options to the Named Executive Officers occurred during December of each year. The Compensation Committee awards stock options to the four non-CEO Named Executive Officers based on the recommendation of the Chief Executive Officer, who evaluates their performance in meeting the goals established at the beginning of each year. The Compensation Committee awards stock options to the Chief Executive Officer primarily based on the overall performance of the Company.

The Company currently maintains two equity compensation plans (collectively, the “Equity Plans”), which provide for the granting of stock options, stock appreciation rights, restricted stock and performance awards. Awards made under the Company’s Equity Plans have consisted almost exclusively of the granting of non-qualified stock options. With certain limited exceptions, stock option awards vest 20% per year over a five-year period, dependent on continued employment. The exercise price of stock options may not be less than the market price of the Company’s Class A Common Stock on the date of grant. Stock option awards must be exercised within ten years of the date of grant of the option, subject to earlier expiration upon termination of the individual’s employment. The provisions of the Equity Plans limit the number of options that may be granted to any one individual in a calendar year to 10% of the total number of options authorized under each plan.

Perquisites and Other Compensation

All other compensation for the Named Executive Officers includes automobile allowances paid by the Company, the value of the personal use of an automobile and group life insurance paid by the Company. In 2007 and 2006, the Company made 401(k) matching contributions. In 2008, the Company suspended its matching contributions.

Health Benefits

All full-time employees, including our Named Executive Officers, may participate in our health benefit program, including medical, dental and vision care coverage, disability insurance and life insurance.

Severance Benefits and Change in Control Provisions

All of our Named Executive Officers have entered into employment agreements with us. These employment agreements, among other things, provide for severance compensation to be paid to the executives if they are terminated upon a change of control of the Company, or for reasons other than cause or if they resign for good reason, as defined in the agreement (see “Payments Upon a Termination Change in Control”).

Determination of 2008, 2007 and 2006 Compensation

The Compensation Committee reviewed compensation levels for the Named Executive Officers for 2006 through 2008 and considered various factors, including the executive’s job performance, the compensation level of competitive jobs and the financial performance of the Company. For the executive officers other than the Chief Executive Officer, the Compensation Committee considers the recommendations of the Chief Executive Officer. The Compensation Committee approves the primary components of compensation for each Named Executive Officer, including any annual cash bonus and grant of stock options.

EMPLOYMENT AGREEMENTS

The Company currently has an employment agreement in place with each of its Named Executive Officers. The following is summarized information related to the base salary, annual cash bonus and severance compensation and termination provisions contained in the employment agreement of each Named Executive Officer.

Perry A. Sook

Mr. Sook is employed as President and Chief Executive Officer under an employment agreement with us. The term of the agreement expires on December 31, 2011 and automatically renews for successive one-year periods unless either party notifies the other of its intention not to renew the agreement. Under the agreement, Mr. Sook’s base salary was $750,000 in 2008 and is $900,000 in 2009, $950,000 in 2010 and $1,000,000 in 2011. In addition to his base salary, Mr. Sook was eligible to earn a targeted annual bonus of $375,000 for 2008 and is eligible to earn a targeted annual bonus of $450,000 for 2009, $475,000 for 2010 and $500,000 for 2011, upon achievement of goals established by our Board of Directors. In the event of termination for reasons other than cause, or if Mr. Sook resigns for good reason, as defined in the agreement, Mr. Sook is eligible to receive his base salary and target bonus for a period of two years and is eligible to receive continued coverage under the Company’s healthcare insurance plan in accordance with the continuation requirements of Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for one year with premiums paid by Nexstar.

Mr. Sook’s employment agreement was renewed on November 13, 2008. Under the new agreement, Mr. Sook received an increase in base salary for 2009 and beyond primarily because of his increased responsibility for overseeing the maintenance and renewal of retransmission consent agreements and the ongoing development of on-line media sales and other sources of revenue. Mr. Sook received a $350,000 signing bonus for renewing his contract. The bonus was given both as a reward for Mr. Sook’s early success in renegotiating various retransmission consent agreements in 2008 and as an incentive for his continued employment with Nexstar. The signing bonus is repayable to the Company on a pro-rata basis if Mr. Sook voluntarily resigns or retires prior to December 31, 2011.

Matthew E. Devine

Effective January 23, 2006, Mr. Devine became Chief Financial Officer and Executive Vice President under an employment agreement with us. The term of the agreement expires on January 22, 2011 and automatically renews for successive one-year periods unless either party notifies the other of its intention not to renew the agreement. Under the agreement, Mr. Devine’s base salary was $370,000 from January 23, 2008 through January 22, 2009, and is $380,000 from January 23, 2009 through January 22, 2010, and $400,000 after January 23, 2010. In addition to his base salary, Mr. Devine was eligible to earn a targeted annual bonus of $185,000 for 2008, and is eligible to earn a targeted annual bonus of $190,000 for 2009, and $200,000 for 2010, at the discretion of our Chief Executive Officer, based on Mr. Devine’s achievement of goals established by our Chief Executive Officer. In the event of termination upon change of control or for reasons other than cause, or if Mr. Devine resigns for good reason, as defined in the agreement, Mr. Devine is eligible to receive his base salary for a period of one year and is eligible to receive continued coverage under the Company’s healthcare insurance plan in accordance with the continuation requirements of COBRA for one year with premiums paid by Nexstar.

Timothy C. Busch

Mr. Busch is employed as Executive Vice President and Co-Chief Operating Officer under an employment agreement with us. The initial term of his agreement terminates on May 31, 2013 and automatically renews for successive one-year periods unless either party notifies the other of its intention not to renew the agreement. Under the agreement, Mr. Busch’s base salary is $340,000 from June 1, 2008 through May 31, 2009, $350,000 from June 1, 2009 through May 31, 2010, $360,000 from June 1, 2010 through May 31, 2011, $370,000 from June 1, 2011 through May 31, 2012 and $380,000 thereafter. In addition to his base salary, Mr. Busch was eligible to earn a targeted annual bonus of $170,000 for 2008 and is eligible to earn a targeted annual bonus of $175,000 for 2009, $180,000 for 2010, $185,000 for 2011 and $190,000 for 2012 at the discretion of our Chief Executive Officer, based on Mr. Busch’s attainment of goals set by our Chief Executive Officer. In the event of termination upon change of control or for reasons other than cause, or if Mr. Busch resigns for good reason, as defined in the agreement, Mr. Busch is eligible to receive his base salary for a period of one year and is eligible to receive continued coverage under the Company’s healthcare insurance plan in accordance with the continuation requirements of COBRA for one year with premiums paid by Nexstar.

Effective June 1, 2008, Mr. Busch entered into a new employment agreement with the Company as a result of a promotion to Co-Chief Operating Officer, along with Brian Jones. Under the new agreement, Mr. Busch received an increase in base salary, as reflected above, due to his increase in responsibilities that included taking on some of the duties of the Company’s former Chief Operating Officer, Duane Lammers, who left the Company in May 2008.

Brian Jones

Mr. Jones is employed as Executive Vice President and Co-Chief Operating Officer under an employment agreement with us. The initial term of his agreement terminates on May 31, 2013 and automatically renews for successive one-year periods unless either party notifies the other of its intention not to renew the agreement. Under the agreement, Mr. Jones’ base salary is $340,000 from June 1, 2008 through May 31, 2009, $350,000 from June 1, 2009 through May 31, 2010, $360,000 from June 1, 2010 through May 31, 2011, $370,000 from June 1, 2011 through May 31, 2012 and $380,000 thereafter. In addition to his base salary, Mr. Jones was eligible to earn a targeted annual bonus of $170,000 for 2008 and is eligible to earn a targeted annual bonus of $175,000 for 2009, $180,000 for 2010, $185,000 for 2011 and $190,000 for 2012 at the discretion of our Chief Executive Officer, based on Mr. Jones’ attainment of goals set by our Chief Executive Officer. In the event of termination upon a change of control or for reasons other than cause, or if Mr. Jones resigns for good reason, as defined in the agreement, Mr. Jones is eligible to receive his base salary for a period of one year and is eligible to receive continued coverage under the Company’s healthcare insurance plan in accordance with the continuation requirements of COBRA for one year with premiums paid by Nexstar.

Effective June 1, 2008, Mr. Jones entered into a new employment agreement with the Company as a result of a promotion to Co-Chief Operating Officer, along with Tim Busch. Under the new agreement, Mr. Jones received an increase in base salary, as reflected above, due to his increase in responsibilities that included taking on some of the duties of the Company’s former Chief Operating Officer, Duane Lammers, who left the Company in May 2008.

Shirley Green

Ms. Green is employed as Vice President, Controller under an employment agreement with us. The initial term of her agreement terminates on October 1, 2011 and automatically renews for successive one-year periods unless either party notifies the other of its intention not to renew the agreement. Under the agreement, Ms. Green’s base salary is $200,000 from October 1, 2008 through September, 30 2009, $205,000 from October 1, 2009 through September 30, 2010, and $210,000 thereafter. In addition to her base salary, Ms. Green was eligible to earn a targeted annual bonus of $40,000 for 2008 and is eligible to earn a targeted annual bonus of $41,000 for 2009 and $42,000 for 2010 at the discretion of our Chief Executive Officer, based on Ms. Green’s attainment of goals set by our Chief Executive Officer. In the event of termination upon a change of control or for reasons other than cause, or if Ms. Green resigns for good reason, as defined in the agreement, Ms. Green is eligible to receive her base salary for a period of one year and is eligible to receive continued coverage under the Company’s healthcare insurance plan in accordance with the continuation requirements of COBRA for one year with premiums paid by Nexstar.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

The following table sets forth information that summarizes compensation for the fiscal years ended December 31, 2008, 2007 and 2006 for our Named Executive Officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Perry A. Sook	2008	$748,846	$—	$—	$957,467	—	—	$7,733	$1,714,046
President, Chief Executive Officer and Director	2007	694,271	250,000	—	716,392	—	—	17,149	1,677,812
	2006	674,519	900,000	—	566,656	—	—	18,507	2,159,682

Matthew E. Devine	2008	369,154	—	—	234,878	—	—	7,032	611,064
Chief Financial Officer and Executive Vice President	2007	353,742	87,500	11,700	190,212	—	—	12,483	655,637
	2006	323,077	150,000	128,700	135,298	—	—	11,077	748,152

Brian Jones	2008	317,885	—	—	117,757	—	—	6,360	442,002
Executive Vice President, Co-Chief Operating Officer	2007	281,248	62,500	—	87,057	—	—	15,394	446,199
	2006	276,538	115,000	—	71,815	—	—	15,120	478,473

Timothy C. Busch	2008	318,112	—	—	91,091	—	—	1,010	410,213
Executive Vice President, Co-Chief Operating Officer	2007	279,556	50,000	—	72,274	—	—	9,169	410,999
	2006	274,808	115,000	—	57,438	—	—	10,727	457,973

Shirley E. Green	2008	196,115	—	—	39,620	—	—	5,617	241,352
Vice President, Controller

(1)

Represents the amount recognized as compensation expense in the Company’s financial statements in accordance with SFAS No. 123(R) with respect to shares of restricted stock awarded Mr. Devine in 2006. See the notes to the Company’s consolidated financial statements in our 2008 Annual Report on Form 10-K for a discussion of the assumptions made in the valuation of this award. The amount recognized as compensation for financial statement reporting purposes with respect to restricted stock awarded to Mr. Devine in 2006 is recognized ratably over the vesting term of the award. This award vested monthly in increments of 2,500 shares over a twelve-month period until becoming fully vested on January 23, 2007.

(2)

Represents the amount recognized as compensation expense in the Company’s financial statements in accordance with SFAS No. 123(R) with respect to all non-qualified stock options awarded to our Named Executive Officers without regard to estimated forfeitures. See the notes to the Company’s consolidated financial statements in our 2008 Annual Report on Form 10-K for a discussion of the assumptions made in the valuation of these awards. The amount recognized for financial statement reporting purposes with respect to all stock options awarded to our Named Executive Officers in 2003, 2004, 2005, 2006 and 2007 is recognized ratably over the vesting term of the awards. For awards made November 28, 2003—50,000 option shares awarded to Mr. Sook and 15,000 option shares awarded to Mr. Busch and Ms. Green vested immediately upon grant, and the remaining shares vested in equal amounts until the awards became fully vested on November 28, 2008. For all other awards, twenty percent of the shares vest each year until the award is fully vested on the fifth anniversary of the grant date.

(3)	All Other Compensation amounts in the Summary Compensation Table consist of the following items:

Name	Year	Perquisites and Other Personal Benefits ($)(a)	Tax Reimbursements ($)	Insurance Premiums ($)(b)	Company Contributions to Retirement and 401(k) Plans ($)	Severance Payments / Accruals ($)	Change in Control Payments / Accruals ($)	Total ($)
Perry A. Sook	2008	$6,215	—	$1,518	$—	$—	—	$7,733
	2007	8,108	—	6,441	2,600	—	—	17,149
	2006	9,633	—	6,152	2,722	—	—	18,507

Matthew E. Devine	2008	6,000	—	1,032	—	—	—	7,032
	2007	6,000	—	6,483	—	—	—	12,483
	2006	5,538	—	5,539	—	—	—	11,077

Brian Jones	2008	6,000	—	360	—	—	—	6,360
	2007	6,000	—	5,810	3,584	—	—	15,394
	2006	6,002	—	5,522	3,596	—	—	15,120

Timothy C. Busch	2008	650	—	360	—	—	—	1,010
	2007	879	—	5,690	2,600	—	—	9,169
	2006	2,825	—	5,402	2,500	—	—	10,727

Shirley E. Green	2008	5,257	—	360	—	—	—	5,617

(a)	Consists of automobile allowance paid by the Company and the value of the personal use of automobiles.
(b)	Represents health care insurance premiums paid by the Company and group life insurance coverage paid by the Company.

2008 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning grants of plan-based awards made to each of the Named Executive Officers listed in the Summary Compensation Table during the fiscal year ended December 31, 2008:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Perry A. Sook		—	—	—	—	—	—	—	—	—	—
Matthew E. Devine		—	—	—	—	—	—	—	—	—	—
Brian Jones		—	—	—	—	—	—	—	—	—	—
Timothy C. Busch		—	—	—	—	—	—	—	—	—	—
Shirley E. Green		—	—	—	—	—	—	—	—	—	—

2008 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information as of December 31, 2008 concerning outstanding equity awards held by the Named Executive Officers listed in the Summary Compensation Table.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable(1)	Unexercisable(1)
Perry A. Sook	300,000	—	—	$14.00	11/28/2013	—	—	—	—
	240,000	60,000	—	$8.63	12/15/2014	—	—	—	—
	180,000	120,000	—	$4.37	12/15/2015	—	—	—	—
	120,000	180,000	—	$4.90	12/19/2016	—	—	—	—
	60,000	240,000	—	$9.02	12/20/2017	—	—	—	—
Matthew E. Devine	120,000	180,000	—	$4.68	01/23/2016	—	—	—	—
	30,000	45,000	—	$4.90	12/19/2016	—	—	—	—
	12,000	48,000	—	$9.02	12/20/2017	—	—	—	—
Brian Jones	50,000	—	—	$14.00	11/28/2013	—	—	—	—
	16,000	4,000	—	$8.63	12/15/2014	—	—	—	—
	15,000	10,000	—	$4.37	12/15/2015	—	—	—	—
	12,000	18,000	—	$4.90	12/19/2016	—	—	—	—
	8,000	32,000	—	$9.02	12/20/2017	—	—	—	—
Timothy C. Busch	50,000	—	—	$14.00	11/28/2013	—	—	—	—
	16,000	4,000	—	$8.63	12/15/2014	—	—	—	—
	15,000	10,000	—	$4.37	12/15/2015	—	—	—	—
	12,000	18,000	—	$4.90	12/19/2016	—	—	—	—
	5,000	20,000	—	$9.02	12/20/2017	—	—	—	—
Shirley E. Green	30,000	—	—	$14.00	11/28/2013	—	—	—	—
	8,000	2,000	—	$8.63	12/15/2014	—	—	—	—
	9,000	6,000	—	$4.37	12/15/2015	—	—	—	—
	4,000	6,000	—	$4.90	12/19/2016	—	—	—	—
	2,000	8,000	—	$9.02	12/20/2017	—	—	—	—

(1)	Unless otherwise noted, stock options vest at a rate of twenty percent each year until the award is fully vested on the fifth anniversary of the grant date.
(2)	Stock options expire ten years from the date of grant.

2008 OPTION EXERCISES AND STOCK VESTED

The following table sets forth information concerning option exercises and stock vested for each of the Named Executive Officers listed in the Summary Compensation Table during the fiscal year ended December 31, 2008:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)
Perry A. Sook	—	—	—	—
Matthew E. Devine	—	—	—	—
Brian Jones	—	—	—	—
Timothy C. Busch	—	—	—	—
Shirley E. Green	—	—	—	—

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Each of our Named Executive Officers has entered into an employment agreement with the Company (see “Employment Agreements” in this Proxy Statement). Included in each employment agreement are provisions regarding termination of employment, including a change in control of the Company. The circumstances that would result in the payment of severance compensation and other benefits under the employment agreements are identical for each of the Named Executive Officers.

As defined in the employment agreements, there are three different circumstances that would result in the payment of severance compensation, each as defined in the employment agreements, as follows: (1) change in control of the Company; (2) termination by the Company for reasons other than cause; and (3) resignation by the Named Executive Officer with good reason.

In the event of termination for any of the above reasons, as defined in the employment agreements, each Named Executive Officer is eligible to receive his base salary for a period of one year (except for Mr. Sook who would receive two years base salary plus target bonus) and is eligible to receive continued coverage under the Company’s healthcare insurance plan in accordance with the continuation requirements of COBRA for one year with premiums paid by Nexstar.

The following table sets forth potential payments to our Named Executive Officers under their employment agreements, for various circumstances involving the termination of employment of our Named Executive Officers or change in control of the Company, assuming a December 31, 2008 termination date.

Name	Executive Benefits and Payments Upon Termination	Death ($)	Disability ($)	Change In Control ($)	Involuntary for Cause Termination ($)	Involuntary Not for Cause Termination ($)	Voluntary Termination With Good Reason ($)	Voluntary Termination Without Good Reason ($)
Perry A. Sook	Severance payments Healthcare benefits continuation	— —	— —	$2,700,000 14,606	— —	$2,700,000 14,606	$2,700,000 14,606	— —
Matthew E. Devine	Severance payments Healthcare benefits continuation	— —	— —	379,397 14,606	— —	379,397 14,606	379,397 14,606	— —
Brian Jones	Severance payments Healthcare benefits continuation	— —	— —	345,834 14,606	— —	345,834 14,606	345,834 14,606	— —
Timothy C. Busch	Severance payments Healthcare benefits continuation	— —	— —	345,834 14,606	— —	345,834 14,606	345,834 14,606	— —
Shirley E. Green	Severance payments Healthcare benefits continuation	— —	— —	201,250 14,606	— —	201,250 14,606	201,250 14,606	— —

AUDIT COMMITTEE REPORT

The financial statements of Nexstar Broadcasting Group, Inc. are prepared by management, which is responsible for their objectivity and integrity. The Audit Committee has reviewed and discussed with management the audited financial statements and management’s assessment of the effectiveness of internal controls of the Company for the year ended December 31, 2008.

The Audit Committee has discussed with PricewaterhouseCoopers LLP, the independent registered public accounting firm who audited the Company’s December 31, 2008 financial statements and the matters required to be discussed in Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended and as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T. Additionally, the Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence and has discussed with them their independence from the Company and its management. Finally, the Audit Committee has considered whether the provision of non-audit services to the Company by PricewaterhouseCoopers LLP is compatible with their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements and management’s assessment of the effectiveness of internal controls be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.

Respectfully submitted,

Geoff Armstrong, Chair

I. Martin Pompadur

Lisbeth McNabb

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

In addition to having retained PricewaterhouseCoopers LLP to audit the financial statements of Nexstar Broadcasting Group, Inc. and its direct and indirect subsidiaries (including Nexstar, collectively, “Nexstar Entities”) for the fiscal year ended December 31, 2008 and 2007, and review the financial statements included in each of Nexstar Entity’s Quarterly Reports on Form 10-Q during such fiscal years, Nexstar Broadcasting Group, Inc. retained PricewaterhouseCoopers LLP to provide due diligence services, audit certain acquired stations and give advice on tax compliance matters. The aggregate fees, including expenses, billed for professional services incurred by Nexstar Broadcasting Group, Inc. and rendered by PricewaterhouseCoopers LLP in fiscal years 2008 and 2007 for these various services were:

	Fiscal Year Ended
Type of Fees	December 31, 2008	December 31, 2007
Audit Fees(1)	$1,396,101	$1,295,837
Audit Related Fees(2)	—	40,297
Tax Fees(3)	153,292	203,451
All Other Fees(4)	101,132	2,000

Total	$1,650,525	$1,541,585

(1)

“Audit Fees” are fees billed by PricewaterhouseCoopers LLP for professional services for the audit of our consolidated financial statements included in our Annual Report on Form 10-K and review of our financial statements included in our Quarterly Reports on Form 10-Q, or for services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements.

(2)	“Audit Related Fees” are fees billed by PricewaterhouseCoopers LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.
(3)	“Tax Fees” are fees billed by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning.
(4)	“All Other Fees” are fees billed by PricewaterhouseCoopers LLP for any professional services not included in the first three categories.

The Audit Committee has established policies and procedures for the approval and pre-approval of audit services and permitted non-audit services. Commencing with the 2003 audit fees, the Audit Committee pre-approves all services relating to PricewaterhouseCoopers LLP. All other audit related tax, and other fees will be approved by the Audit Committee prospectively.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Our Board of Directors has not adopted a written policy or procedure for the review, approval and ratification of related party transactions, as the Audit Committee Charter already requires the Audit Committee to review all relationships and transactions in which the Company and our employees, directors and officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Based on all the relevant facts and circumstances, our Audit Committee will decide whether the related-party transaction is appropriate and will approve only those transactions that are in the best interests of the Company.

All employees sign a conflict of interest statement annually, and we require our directors and executive officers to complete annually a directors’ and officers’ questionnaire which requires disclosure of any related-party transactions. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in our periodic filings as appropriate.

Nexstar is party to a retransmission consent agreement, dated as of December 31, 2008 (the “Retransmission Consent Agreement”), with an affiliate of Atlantic Broadband Finance, LLC (“Atlantic Broadband”), a national cable systems operator. FCC rules require Nexstar to enter into either a retransmission consent or “must carry” agreement with every cable company that operates in any of its markets. Atlantic Broadband operates in the

Hagerstown, MD; Erie, PA; Altoona, PA and Wilkes-Barre, PA markets. Accordingly, pursuant to FCC rules, Nexstar entered into the Retransmission Consent Agreements. The Company estimates that revenue from the Retransmission Consent Agreement with Atlantic Broadband for fiscal 2008 was approximately $20,000. For fiscal 2009, the Company estimates that the Retransmission Consent Agreement will result in revenue of approximately $750,000.

Affiliates of ABRY Broadcast Partners, LLC, the Company’s largest stockholder, hold a controlling equity stake in Atlantic Broadband. Five of our directors, Messrs. Battaglia, Brooks, Grossman, Stone and Yudkoff, hold positions at ABRY. Messrs. Battaglia and Stone are Principals of ABRY; Mr. Brooks serves as Partner; and Messrs. Grossman and Yudkoff each serve as Managing Partner of ABRY. Mr. Yudkoff also serves as President of ABRY.

OTHER INFORMATION

Other Matters

As of the date of this Proxy Statement, the Board of Directors does not intend to present any matter for action at the Annual Meeting other than as set forth in the Notice and Proxy Statement for the Annual Meeting. If any other matters properly come before the meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

Stockholder Proposals for the 2010 Annual Meeting

Proposals of stockholders intended to be presented at the 2010 Annual Meeting pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by us no later than the close of business on December 30, 2009 in order that they may be included in the proxy statement and form of proxy relating to that meeting. Proposals should be addressed to Shirley E. Green, Secretary, Nexstar Broadcasting Group, Inc., 5215 N. O’ Connor Blvd., Suite 1400, Irving, TX 75039.

In addition, our By-laws require that we be given advance notice of other business that stockholders wish to present for action at an Annual Meeting of Stockholders (other than matters included in our proxy statement in accordance with Rule 14a-8), including stockholder nominations for the election to our Board of Directors. Such proposals and nominations for the 2010 Annual Meeting, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to our executive offices, and received not less than 60 days nor more than 90 days prior to the Annual Meeting. In the event that less than 70 days notice or prior public announcement of the date of the meeting is given or made to stockholders, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the Annual Meeting was mailed or such public announcement was made. Our By-laws require that such notice contain certain additional information. Copies of the By-laws can be obtained without charge by writing our Corporate Secretary at the address shown on the cover of this proxy statement.

Cost of Proxy Solicitation and Annual Meeting

The cost of the solicitation of proxies will be borne by us. In addition to the solicitation of proxies by mail, certain of our officers and employees, without extra remuneration, may solicit proxies personally, by telephone, mail or facsimile. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of Common Stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in a stockholder’s household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to Nexstar Broadcasting Group, Inc., 5215 N. O’ Connor Blvd., Suite 1400, Irving, TX 75039, Attention: Matt Devine, Chief Financial Officer, (972) 373-8800. If any stockholder wants to receive separate copies of the annual report and proxy statement in the future, or if any stockholder is receiving multiple copies and would like to receive only one copy for his or her household, such stockholder should contact his or her bank, broker, or other nominee record holder, or such stockholder may contact us at the above address and telephone number.

Stockholder Communications

The Company has adopted a procedure by which stockholders may send communications, as defined within Item 407(f) of Regulation S-K, as promulgated under the Securities Exchange Act of 1934, as amended, to one or more members of the Board of Directors by writing to such director(s) or to the whole Board of Directors in care of Shirley E. Green, Secretary, Nexstar Broadcasting Group, Inc., 5215 N. O’Connor Blvd., Suite 1400, Irving, TX 75039. Any such communications will be promptly distributed by the Secretary to such individual director(s) or to all directors if addressed to the full Board of Directors.

By Order of the Board of Directors,

/s/ Shirley E. Green

Shirley E. Green
Secretary

April 30, 2009

ANNUAL MEETING OF STOCKHOLDERS OF

NEXSTAR BROADCASTING GROUP, INC.

May 28, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=13194

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

21030000000000000000 0

052809

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS (1) AND (2).

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1. To elect the following nominees to the Board of Directors (except as marked below), each until the next meeting of stockholders.

FOR ALL NOMINEES

WITHHOLD FOR ALL NOMINEES AUTHORITY

(See FOR ALL instructions EXCEPT below)

NOMINEES:

Perry A. Sook

Blake R. Battaglia

Erik Brooks

Jay M. Grossman

Brent Stone

Royce Yudkoff

Geoff Armstrong

Michael Donovan

I. Martin Pompadur

Lisbeth McNabb

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

2. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

FOR AGAINST ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

1

NEXSTAR BROADCASTING GROUP, INC.

5215 N. O’Connor Blvd., Suite 1400 Irving, TX 75039 2009 Annual Meeting of Stockholders

This Proxy is solicited on the behalf of the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints Perry A. Sook, Shirley E. Green and Matthew E. Devine, and each of them, each with the power to appoint his or her substitute, as proxy or proxies to represent and to vote, as designated on the reverse side, all shares of common stock of Nexstar Broadcasting Group, Inc. (the “Company”) which the undersigned would be entitled to vote if present in person at the Annual Meeting of Stockholders of the Company to be held at 9:00 a.m., Central Daylight Time, on May 28, 2009 or at any adjournment(s) or postponement(s) thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

(Continued and to be signed on the reverse side)

COMMENTS:

14475